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Exhibit 10.4

STAKEHOLDERS' AGREEMENT

        This STAKEHOLDERS' AGREEMENT (this "Agreement") is dated as of June 2, 2005, and is made by and among LINN ENERGY, LLC, a Delaware limited liability company (formerly Linn Energy Holdings, LLC) ("Linn Energy"), QUANTUM ENERGY PARTNERS II, LP, a Delaware limited partnership ("QEP II"), CLARK PARTNERS I, L.P., a New York limited partnership ("CEI"), KINGS HIGHWAY INVESTMENT, LLC, a Connecticut limited liability company ("KHI"), WAUWINET ENERGY PARTNERS, LLC, a Delaware limited liability company ("WEP"), MICHAEL C. LINN, an individual residing in Pittsburgh, Pennsylvania ("Linn"), ROLAND P. KEDDIE, an individual residing in Pittsburgh, Pennsylvania ("Keddie"), and GERALD W. MERRIAM, an individual residing in Pittsburgh, Pennsylvania ("Merriam"). QEP II, CEI, KHI, WEP, Linn, Keddie and Merriam are sometimes referred to herein collectively as the "Existing Members." Terms that are capitalized but not defined shall have the meanings assigned to such terms in Article 1 hereof.

PREAMBLE

        WHEREAS, the Existing Members are all of the holders of membership interests in Linn Energy as of the date hereof; and

        WHEREAS, the Existing Members are parties to the Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC dated April 6, 2005, as amended through the date hereof (the "Linn Energy LLC Agreement"); and

        WHEREAS, Linn Energy proposes to file a registration statement on Form S-1 (the "Registration Statement") with the United States Securities and Exchange Commission (the "SEC") to effect an initial public offering of units of Linn Energy (the "Offering");

        WHEREAS, in connection with the Offering, the parties to this Agreement wish to set forth the following agreements among themselves relating to: (i) the redemption concurrent with the closing of the Offering (the "Closing") of certain of the membership interests in Linn Energy held by certain of the Existing Members, (ii) the recapitalization of the remaining membership interests in Linn Energy held by all of the Existing Members for Units, (iii) the corporate governance of Linn Energy following the Offering, (iv) the acquisition of a directors and officers liability insurance policy and the indemnification of directors, officers and employees against certain liabilities; and (v) registration rights for the benefit of certain of the Existing Members; and

        WHEREAS, the exchange of membership interests in Linn Energy for Units pursuant to this Agreement is intended to constitute a tax-free contribution pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1
DEFINITIONS

        1.1    Defined Terms.    When used in this Agreement, the following terms shall have the respective meanings set forth below:

        "Additional Redemption Amount" means an amount equal to the Over-Allotment Proceeds.

        "Additional Redemption Payment" is defined in Section 4.1(b)(ii) of this Agreement.

        "Additional Redemption Units" is defined in Section 4.1(b)(i) of this Agreement.

        "Adjusted Market Value" is equal to (i) the Company Market Value minus (ii) the sum of (A) the Offering Expenses and (B) the Restricted Units Value.

        "Agreement" is defined in the Preamble of this Agreement.

        "Board of Directors" means the board of directors of Linn Energy.

        "Business Day" means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

        "CEI" is defined in the introductory paragraph of this Agreement.

        "Class Q Member Percentage" means (i) with respect to QEP, 97.490%, (ii) with respect to CEI, 2.320%, (iii) with respect to KHI, 0.144% and (iv) with respect to WEP, 0.046%.

        "Class Q Members" means QEP, CEI, KHI and WEP.

        "Closing" is defined in the Preamble of this Agreement.

        "Code" is defined in the Preamble of this Agreement.

        "Company Market Value" is calculated by multiplying (i) the Total Units Outstanding by (ii) the Market Price.

        "Current Interests" is defined in Section 3.1 of this Agreement.

        "Debt Repayment Amount" means the aggregate amount of debt of the Company to be repaid with proceeds from the Offering.

        "Deemed Distribution Amount" is defined in Section 3.2(b)(i) of this Agreement.

        "D&O Policy" is defined in Section 5.6 of this Agreement.

        "Effectiveness Period" is defined in Section 6.3(a) of this Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Existing Members" is defined in the introductory paragraph.

        "Included Registrable Securities" is defined in Section 6.4(a) of this Agreement.

        "Independent Directors" is defined in Section 5.2 of this Agreement.

        "Initial Redemption Amount" means an amount equal to the IPO Proceeds less the Debt Repayment.

        "Initial Redemption Payment" is defined in Section 4.1(a)(ii) of this Agreement.

        "IPO Proceeds" means the proceeds received by the Company from the sale of the IPO Units less the Offering Expenses (calculated as if the Over-Allotment Option was not exercised).

        "IPO Units" means the total number of Units to be sold to the public in connection with the Offering.

        "IPO Units Value" means the product of (i) the IPO Units multiplied by (ii) the Market Price.

        "IPO Units Percentage" means the percentage that the IPO Units bear to the total Units outstanding immediately after the IPO, but before the redemption of any Redemption Units.

        "KHI" is defined in the introductory paragraph of this Agreement.

        "Linn" is defined in the introductory paragraph of this Agreement.

        "Linn Energy" is defined in the introductory paragraph of this Agreement.

        "Linn Energy LLC Agreement" is defined in the Preamble of this Agreement.

        "Linn Redemption Amount" means $3,000,000.

        "Losses" is defined in Section 6.10(a) of this Agreement.

        "Managing Underwriter" means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

        "Market Price" means the public offering price per unit of Units sold in the Offering.

        "Net Market Price" means the public offering price per unit of Units sold in the Offering reduced by the underwriter spread.

        "Offering" is defined in the Preamble of this Agreement.

        "Offering Expenses" includes underwriting fees (calculated as if the Over-Allotment Option was exercised), bonuses payable to executives contingent upon the consummation of the IPO and all other fees and expenses of the Company relating to the IPO.

        "Over-Allotment Option" means the option granted to the underwriters in connection with the Offering to acquire additional Units.

        "Over-Allotment Proceeds" means the proceeds received by the Company from the sale of Units upon the exercise of the Over-Allotment Option.

        "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

        "Piggyback Registration" is defined in Section 6.4(a) of this Agreement.

        "QEP" is defined in the introductory paragraph of this Agreement.

        "Redeeming Members" is defined in Section 4.1(a)(ii) of this Agreement.

        "Registrable Security" means the Units until such time as such securities cease to be Registrable Securities pursuant to Section 6.2 of this Agreement.

        "Registration Expenses" is defined in Section 6.9 of this Agreement.

        "Registration Rights Group" is defined in Section 6.1 of this Agreement.

        "Registration Statement" is defined in the Preamble of this Agreement.

        "Residual Equity Percentage" is defined in Section 3.2(b)(ii) of this Agreement.

        "Residual Equity Value" means the amount determined as provided in Section 3.2(a).

        "Residual Equity Value Allocations" is defined in Section 3.2(b)(iii) of this Agreement.

        "Restricted Units" means the Units to be issued to one or more executives of the Company upon the Closing as described in the Registration Statement.

        "Restricted Units Value" is calculated by multiplying the Restricted Units by the Market Price.

        "Restated LLC Agreement" means the second amended and restated limited liability company agreement of Linn Energy to be adopted by the Existing Members concurrent with the Closing.

        "SEC" is defined in the Preamble of this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Securities Claim" is defined in Section 5.6 of this Agreement.

        "Selling Expenses" is defined in Section 6.9 of this Agreement.

        "Shelf Registration" is defined in Section 6.3(a) of this Agreement.

        "Shelf Registration Statement" is defined in Section 6.3(a) of this Agreement.

        "Total Units Outstanding" is calculated by dividing (i) the company's announced first 12 months distributable cash flow by (ii) the product of (a) the initial quarterly distribution times (b) four.

        "Transfer" means any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

        "Underwritten Offering" means an offering (including an offering pursuant to a Shelf Registration Statement) in which Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a "bought deal" with one or more investment banks.

        "Units" means the class of units of ownership interests in Linn Energy that are publicly traded on the Nasdaq National Market.

        "WEP" is defined in the introductory paragraph of this Agreement.

ARTICLE 2
CONDITIONS TO EFFECTIVENESS

        The effectiveness of the provisions of this Agreement is subject to (i) the consummation by Linn Energy of the Offering with no material changes to those Offering terms reflected in the prospectus included in the initial Registration Statement filed with the SEC and (ii) the payment of the redemption amounts as provided in Article 4.

ARTICLE 3
OWNERSHIP OF EQUITY IN LINN ENERGY

        3.1    Interests of Existing Members.    The Existing Members currently own all of the outstanding membership interests in Linn Energy. The class of membership interest and the percentage of such class held by each of the Existing Members prior to consummation of the Offering is referred to herein as the "Current Interests".

        3.2    Allocation of Residual Equity Value.

        (a)   At the Closing, once the number of IPO Units has been fixed, the Residual Equity Value of the Company will be determined by subtracting from the Company Market Value the sum of (i) the Debt Repayment Amount, (ii) the Offering Expenses and (iii) the Restricted Units Value.

        (b)   The Residual Equity Value as so determined will be apportioned among the holders of the Current Interests by:

          (i)    first, treating the Adjusted Market Value as the amount of net cash proceeds that the Company would have received upon a deemed sale of all of its assets and determining the amount of such proceeds each Existing Member would receive if all of such proceeds were distributed to the Existing Members pursuant to Section 4.2 of the Linn Energy LLC Agreement, the amount of such deemed distribution referred to herein as the "Deemed Distribution Amount"; and

          (ii)   then, determining the percentage that each Existing Member's Deemed Distribution Amount bears to the aggregate Deemed Distribution Amounts of all Existing Members, such percentage referred to herein as the "Residual Equity Percentage"; and

          (iii)  then, each Existing Member's share of the Residual Equity Value will be determined by multiplying the Residual Equity Value by such Existing Member's Residual Equity Percentage; and

  (iv)
  finally, adjust each Class Q Member's Residual Equity Value by adding an amount equal to the product of the Offering Expenses associated with the Over-Allotment Option multiplied by such Class Q Member's Class Q Percentage (the amount so calculated for each Existing Member is referred to herein as the "Residual Equity Value Allocation."

        3.3    Redemption.    A portion of the Residual Equity Value of certain of the Existing Members will be redeemed for cash as provided in Article 4. The amount distributed to each Existing Member pursuant to Article 4 will reduce the Residual Equity Value Allocation of such Existing Member by such amount.

        3.4    Determination of Units to be Issued to Existing Members.    Following the redemption of a portion of the Current Interests, each of the Existing Members shall receive in exchange for all of its remaining Current Interests in Linn Energy, a number of newly-issued Units equal to the Residual Equity Value Allocation of such Existing Member, adjusted as provided in Section 3.3, divided by the Market Price.

        3.5    Waiver of Rights of Equity Holders.    Following receipt of the Units as provided in Section 3.4 and the payment of the redemption amounts as provided in Article 4, (i) none of the Existing Members shall be entitled to any further distributions or payments from Linn Energy nor any further exercise of rights as unitholders in Linn Energy with respect to the Current Interests and (ii) each Existing Member shall forfeit, cancel and relinquish any and all claims and entitlements to its Current Interest. Nothing set forth in this Section 3.5 shall preclude the Existing Members from any rights to any distributions declared by the Board of Directors of Linn Energy with respect to Units or other rights as a holder of Units received as a result of the application of the provisions of this Article 3.

        3.6    Tax Treatment.    The parties hereto agree to (i) report the exchange of Current Interests for Units pursuant to this Agreement as a tax-free contribution pursuant to Section 721 of the Code for federal income tax purposes and (ii) take no action to cause such exchange to fail to so qualify.

        3.7    Example of Residual Equity Value Allocation and Equity Exchange.    Annex A is provided solely for purposes of illustrating the method of calculation and apportionment of the Residual Equity Value and the exchange of the Residual Equity Value for Units described in Section 3.3. To the extent the ultimate terms of the Offering vary from those assumed in Annex A, the actual number of Units held by the Existing Members following completion of the Offering will vary accordingly, but shall be calculated in accordance with the terms of this Article 3.

ARTICLE 4
REDEMPTION OF UNITS

        4.1    Redemption of Redemption Units.

        (a)    Initial Redemption Amount.

          (i)    Upon Closing, the Initial Redemption Amount will be determined. A portion of the Initial Redemption Amount equal to the Linn Redemption Amount will be apportioned to Linn, and the balance of the Initial Redemption Amount will be apportioned to the Class Q Members in proportion to their respective Class Q Member Percentages.

          (ii)   Upon Closing, each of Linn and the Class Q Members (the "Redeeming Members") shall have a portion of their Current Interests redeemed for a payment by Linn Energy of an amount equal to the Initial Redemption Amount apportioned to them (the "Initial Redemption Payment").

        (b)    Additional Redemption Amount.

          (i)    Upon exercise of the Over-Allotment Option, the Additional Redemption Amount will be determined and apportioned to the Class Q Members in proportion to their respective Class Q Member Percentages. The number of Units to be redeemed from each Class Q Member (the "Additional Redemption Units") will be equal to the Additional Redemption Amount apportioned to such Class Q Member divided by the Net Market Price, rounded to the nearest whole Unit.

          (ii)   Upon exercise of the Over-Allotment Option, all of the Additional Redemption Units held by each Class Q Member shall be redeemed for a payment by Linn Energy to the Class Q Members of an amount equal to the product of (i) the number of Additional Redemption Units held by such Class Q Member multiplied by (ii) the Net Market Price of the Units (the "Additional Redemption Payment").

        4.2    Waiver of Rights in Redeemed Interests.    Upon payment to an Existing Member of the Initial Redemption Payment and the Additional Redemption Payment, if any, as provided in Section 4.1, such Existing Member shall forfeit and relinquish any and all claims or entitlements to the portion of its Current Interest redeemed and Additional Redemption Units held, if any. Each such Existing Members provided in Section 4.1 agrees that upon receipt of the Initial Redemption Payment and/or the Additional Redemption Payment, if any, (i) it will not be entitled to any further payments or distributions relating to the Initial Redemption Units or the Additional Redemption Units, if any, and (ii) such Units will be cancelled and will thereafter be null and void.

ARTICLE 5
COMPANY GOVERNANCE

        5.1    Amendment of Linn Energy LLC Agreement.    The Existing Members agree to amend and restate the Linn Energy LLC Agreement simultaneous with the Closing to effect the intent of the provisions set forth in this Article 5 and upon such amendment and restatement, to take such actions with respect to the designation of members of the Board of Directors as described herein. Upon execution of the Restated LLC Agreement and designation of members of the Board of Directors as described herein, the provisions of this Article 5 shall no longer have effect except for the provisions of Section 5.6 hereof with respect to the D&O Policy.

        5.2    Board of Directors; Independent Directors.    Upon Closing, the Board of Directors of Linn Energy will consist of five members, three of whom will satisfy the independence requirements of the Nasdaq National Market and applicable securities laws and regulations, including the Securities Act and the Exchange Act (the "Independent Directors"). Prior to consummation of the Offering, QEP shall have the power to designate one member of the Board of Directors and Linn shall have the power to designate one member of the Board of Directors. The Independent Directors shall be selected by Linn subject to approval by QEP.

        5.3    Election of Directors.    At Linn Energy's first annual meeting of unitholders following the Offering, the members of the Board of Directors will be elected by Linn Energy's unitholders and will be subject to re-election on an annual basis at each annual meeting of Linn Energy's unitholders.

        5.5    Committees of the Board of Directors.    The Board of Directors will appoint four functioning committees: (a) an audit committee, (b) a compensation committee, (c) a conflicts committee and (d) a nominating committee, each of which will have such membership and responsibilities as is necessary to comply with all applicable standards of the Nasdaq National Market as well as of applicable securities laws and regulations, including the Securities Act and the Exchange Act.

        5.6    Insurance; Indemnification.    Concurrently with or prior to the Closing, Linn Energy shall purchase insurance on behalf of any person serving as a director or officer of Linn Energy or its subsidiary entities against any liability asserted against or incurred by such person in that capacity, or arising out of his or its status as such, subject to customary policy exceptions and regardless of whether or not Linn Energy would have the power or obligation to provide indemnification against such liability under the provisions of the Linn Energy LLC Agreement, as amended or restated from time to time (the "D&O Policy"). The D&O Policy shall also provide for insurance for any employee of Linn Energy (as the term "employee" is used in the Registration Statement) or its subsidiary entities against any such liabilities to the extent that such liability arises from a violation or alleged violation of any law, regulation or rule regulating securities, whether statutory or common law (a "Securities Claim"). Furthermore, the Existing Members shall cause the Restated LLC Agreement to provide for indemnification of any employee of Linn Energy (as the term "employee" is used in the Registration Statement) or its subsidiary entities against Securities Claims to the same extent it would indemnify directors and officers for such claims.

ARTICLE 6
REGISTRATION RIGHTS

        6.1    Registration Rights.    Following the Offering and subject to the terms and limitations set forth in this Article 6, the Class Q Members, represented solely by QEP, herein referred to as the "Registration Rights Group" shall be entitled to three demand registration rights; provided, however, that no demand registration request shall be made prior to the expiration of 180 days following completion of the Offering unless approved by the Managing Underwriter. The Class Q Members, and each permitted transferee of registration rights pursuant to Section 6.12, shall have unlimited piggyback registration rights, each as more fully described in this Article 6.

        6.2    Registrable Securities.    Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); or (c) such Registrable Security is held by Linn Energy or one of its subsidiaries.

        6.3    Shelf Registration.

        (a)    Shelf Registration.     Within 60 days following receipt of a written request for the benefit of all the Registrable Securities held by the Class Q Members, Linn Energy shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities pursuant to such registration statement, including a registration statement permitting the public resale of the Registrable Securities from time to time pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement"). Such written request shall describe the plan of distribution for such Registrable Securities, which plan may include, without limitation, sales through the facilities of the principal trading market on which securities of the same class as the Registrable Securities are then traded, sales pursuant to an Underwritten Offering, or both. Linn Energy shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 120 days after the date of filing such Shelf Registration Statement (the "Shelf Registration"). A Shelf Registration Statement filed pursuant to this Section 6.3(a) shall be on such appropriate registration form of the SEC as shall be selected by Linn Energy; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time notifies Linn Energy in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Linn Energy shall use its commercially reasonable efforts to include such information in the prospectus. Linn Energy will cause the Shelf Registration Statement filed pursuant to this Section 6.3(a) to be continuously effective under the Securities Act until all Registrable

Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the "Effectiveness Period"). The Shelf Registration Statement when declared effective by the SEC (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (b)    Delay Rights.     Notwithstanding anything to the contrary contained herein, Linn Energy: (i) may, upon written notice to any Registration Rights Group whose Registrable Securities are to be included in a Shelf Registration Statement, delay its obligation to file any Shelf Registration Statement if (A) Linn Energy intends to effect a public offering within 60 days following the receipt of a written request from any Registration Rights Group, provided, that prior to the receipt of such request, Linn Energy has taken affirmative steps in contemplation of such public offering, (B) Linn Energy is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Linn Energy determines in good faith that Linn Energy's ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, or (C) Linn Energy has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of Linn Energy, would materially adversely affect Linn Energy, then, in each case, Linn Energy may defer filing the Shelf Registration Statement for up to 60 days; provided, however, that Linn Energy shall not exercise its right to delay filing the Shelf Registration Statement more than once in any 12 month period (excluding any delays in filing a registration statement or post-effective amendment pursuant to Section 6.12 hereof); (ii) may, upon written notice to any Registration Rights Group whose Registrable Securities are included in the Shelf Registration Statement, suspend such Registration Rights Group's use of any prospectus which is a part of the Shelf Registration Statement (in which event the Registration Rights Group shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) for up to 60 days if (1) Linn Energy is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Linn Energy determines in good faith that Linn Energy's ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (2) Linn Energy has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of Linn Energy, would materially adversely affect Linn Energy; provided, however, that Linn Energy shall not exercise its right to suspend any Registration Rights Group's use of any prospectus more than once in any 12-month period. Upon disclosure of such information or the termination of the condition described in this Section 6.3(b), Linn Energy shall provide prompt notice to the Registration Rights Group whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

        6.4    Piggyback Registration.

        (a)    Participation.     If Linn Energy at any time proposes to file a registration statement (including a Shelf Registration Statement and including any registration statement intended to satisfy the requirements of Section 6.3(a) of this Agreement) for the sale of Units to the public for its own account or the account of any Unitholder other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Rule 145 transaction, or (z) a registration on any registration form which does not permit secondary sales, then, as soon as practicable following the engagement of counsel to Linn Energy to prepare the registration statement, Linn Energy shall give notice of such proposed filing for the registration to the Class Q Members and such notice shall offer the Existing Members the opportunity to include in such registration such number of Registrable Securities as each such Class Q Member may request in writing (a "Piggyback Registration"). Each

Class Q Member shall have 15 days after receipt of such notice to elect to have all (or such portion as the Class Q Member shall specify) of its Registrable Securities included in such registration. In addition, if Linn Energy at any time proposes to file a prospectus supplement with respect to an Underwritten Offering to a Shelf Registration Statement under which the Class Q Members have registered the sale of Registrable Securities, then, as soon as practicable following the engagement of counsel to Linn Energy to prepare the documents to be used in connection with an Underwritten Offering, Linn Energy shall give notice of such proposed Underwritten Offering to each Class Q Member and such notice shall offer each Class Q Member the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Class Q Member may request in writing; provided, however, that Linn Energy shall not be required to offer such opportunity to Class Q Members if Linn Energy has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Class Q Members will have an adverse effect on the price, timing or distribution of the Units. No Class Q Member may exercise its right to participate in a Piggyback Registration with respect to sales to be made from an effective shelf registration on which such Class Q Members' Registrable Securities are not registered for resale, except that if Linn Energy's Board of Directors determines that it is in the best interest of Linn Energy, then Linn Energy may use the net proceeds from any Underwritten Offering to repurchase some or all Registrable Securities from any of the Class Q Members. Subject to the provisions in this Section 6.4(a) and Section 6.4(b), Linn Energy shall include in such Underwritten Offering all such Registrable Securities ("Included Registrable Securities") with respect to which Linn Energy has received requests within (i) one business day in the event of the filing of a prospectus supplement and (ii) five business days with respect to the use of a preliminary prospectus supplement after Linn Energy's notice has been delivered in accordance with Section 6.4. If no request for inclusion from a Class Q Member is received within the specified time, such Class Q Member shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Linn Energy shall determine for any reason not to undertake or to delay such Underwritten Offering, Linn Energy may, at its election, give written notice of such determination to the selling Class Q Members and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.

        (b)    Priority of Piggyback Registration.     If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Units included in a Piggyback Registration advises Linn Energy that the total amount of Units which the selling Class Q Members and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Units offered or the market for the Units, then the Units to be included in such Underwritten Offering shall include all of the Units that Linn Energy intends to include in such Underwritten Offering, plus the number of Registrable Securities that such Managing Underwriter or Underwriters advises Linn Energy can be sold without having such adverse effect, with such number to be allocated pro rata among the selling Class Q Members who have requested participation in the Piggyback Registration (based, for each such selling Class Q Member, on the percentage derived by dividing (i) the number of Registrable Securities proposed to be sold by such selling Class Q Member in such offering; by (ii) the aggregate number of Units proposed to be sold by the selling Class Q Members and any other Persons participating in the Piggyback Registration to be included in such offering). Notwithstanding the foregoing, if the registration statement was filed to meet the requirements of Section 6.3(a), then the Registration Rights Group that requested such registration shall have priority over Linn Energy and any other selling Class Q Members in determining the number of Units that may be included in such Underwritten Offering.

        6.5    Underwritten Offerings.

        (a)    Shelf Registration.     If a Class Q Member elects to dispose of Registrable Securities in an Underwritten Offering, Linn Energy shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 6.10, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registered Securities.

        (b)    General Procedures.     In connection with any Underwritten Offering pursuant to a Shelf Registration Statement filed at the request of a Registration Rights Group pursuant to Section 6.3 hereof, such Registration Rights Group, with the consent of Linn Energy, shall be entitled to select the Managing Underwriter or Underwriters. The consent of Linn Energy to the selection of the Managing Underwriter or Underwriters shall not be unreasonably withheld. In all other cases, Linn Energy shall select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering pursuant to Section 6.3 or Section 6.4 hereof, each participating Class Q Member and Linn Energy shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Class Q Member may participate in such Underwritten Offering unless such Class Q Member agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Class Q Member may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Linn Energy to and for the benefit of such underwriters also be made to and for such Class Q Member's benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. If any Class Q Member disapproves of the terms of an underwriting, such Class Q Member may elect to withdraw therefrom by notice to Linn Energy and the Managing Underwriter; provided, however, that such withdrawal must be made on or before the pricing of any such Underwritten Offering. No such withdrawal or abandonment shall affect Linn Energy's obligation to pay Registration Expenses.

        6.4    Registration Procedures.    In connection with its obligations contained in Section 6.3 or Section 6.4 hereof, Linn Energy will, as expeditiously as possible:

        (a)   prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

        (b)   furnish to each Class Q Member (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Class Q Member the opportunity to object to any information pertaining to such Class Q Member and its plan of distribution that is contained therein and make the corrections reasonably requested by such Class Q Member with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

        (c)   if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Class Q Members or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Linn Energy will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

        (d)   promptly notify each Class Q Member and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

        (e)   immediately notify each Class Q Member and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Linn Energy of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Linn Energy agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

        (f)    furnish to each Class Q Member copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

        (g)   in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Linn Energy, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Linn Energy's financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the "cold comfort" letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;

        (h)   otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to the Class Q Members, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

        (i)    make available to the appropriate representatives of the Managing Underwriter and Class Q Members access to such information and Linn Energy personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Linn Energy need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Linn Energy;

        (j)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Linn Energy are then listed;

        (k)   use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Linn Energy to enable the Class Q Members to consummate the disposition of such Registrable Securities;

        (l)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

        (m)  enter into customary agreements and take such other actions as are reasonably requested by the Class Q Members or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Class Q Member, upon receipt of notice from Linn Energy of the happening of any event of the kind described in subsection (e) of this Section 6.6, shall forthwith discontinue disposition of the Registrable Securities until such Class Q Member's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 6.6 or until it is advised in writing by Linn Energy that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Linn Energy, such Class Q Member will, or will request the Managing Underwriter or Underwriters, if any, to deliver to Linn Energy (at Linn Energy's expense) all copies in their possession or control, other than permanent file copies then in such Class Q Member's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        6.7    Cooperation by Class Q Members.    Linn Energy shall have no obligation to include in the Shelf Registration Statement or in a Piggyback Registration units of a Class Q Member who has failed to timely furnish such information which, in the opinion of counsel to Linn Energy, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

        6.8    Restrictions on Public Sale by Class Q Members of Registrable Securities.    Each Class Q Member that is a holder of Registrable Securities that are included in a registration statement agrees not to effect any public sale or distribution of the Registrable Securities, other than in an Underwritten Offering, during the 90 calendar day period beginning on the date of a prospectus supplement filed with the SEC with respect to the pricing of such Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of Linn Energy on whom a restriction is imposed.

        6.9    Expenses.    Linn Energy will pay all Registration Expenses in connection with the Shelf Registration Statement filed pursuant to Section 6.3(a) of this Agreement, and Linn Energy will pay all Registration Expenses in connection with a Piggyback Registration, whether or not the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement or Piggyback Registration. Each Class Q Member shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. "Registration Expenses" means all expenses incident to Linn Energy's performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration or a Piggyback Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and Nasdaq National Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for Linn Energy, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Except as otherwise provided in Section 6.10 hereof, Linn Energy shall not be responsible for legal fees incurred by Class Q Members in connection with the exercise of such Class Q Members' rights hereunder. Linn Energy shall not be responsible for any "Selling Expenses," which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

        6.10    Indemnification.

        (a)    By Linn Energy.     In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Linn Energy will indemnify and hold harmless each Class Q Member thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Class Q Member or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys' fees and expenses) (collectively, "Losses"), joint or several, to which such Class Q Member or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Class Q Member, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Linn Energy will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Class Q Member, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Class Q Member or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Class Q Member.

        (b)    By Each Class Q Member.     Each Class Q Member agrees severally and not jointly to indemnify and hold harmless Linn Energy, its directors and officers, each Person, if any, who controls

Linn Energy within the meaning of the Securities Act or of the Exchange Act, and each other Class Q Member, its directors, officers, and controlling Persons within the meaning of the Securities Act or of the Exchange Act, to the same extent as the foregoing indemnity from Linn Energy to the selling Class Q Members, but only with respect to information regarding such Class Q Member furnished in writing by or on behalf of such Class Q Member expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Class Q Member shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Class Q Member from the sale of the Registrable Securities giving rise to such indemnification.

        (c)    Notice.     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 6.10. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

        (d)    Contribution.     If the indemnification provided for in this Section 6.10 is held by a court or government agency of competent jurisdiction to be unavailable to Linn Energy or any Class Q Member or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Linn Energy on the one hand and such Class Q Member on the other, in such proportion as is appropriate to reflect the relative fault of Linn Energy on the one hand and of such Class Q Member on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Class Q Member be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Class Q Member from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Linn Energy on the one hand and each Class Q Member on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

        (e)    Other Indemnification.     The provisions of this Section 6.10 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

        6.11    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Linn Energy agrees to use its commercially reasonable efforts to:

        (a)   Make and keep public information regarding Linn Energy available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

        (b)   File with the SEC in a timely manner all reports and other documents required of Linn Energy under the Securities Act and the Exchange Act at all times from and after the date hereof; and

        (c)   So long as a Class Q Member owns any Registrable Securities, furnish to such Class Q Member forthwith upon request a copy of the most recent annual or quarterly report of Linn Energy, and such other reports and documents so filed as such Class Q Member may reasonably request in availing itself of any rule or regulation of the SEC allowing such Class Q Member to sell any such securities without registration.

        6.12    Transfer or Assignment of Registration Rights.    The rights to cause Linn Energy to register Registrable Securities granted to QEP by Linn Energy pursuant to Section 6.3 may be transferred or assigned by QEP to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (i) each such transferee or assignee holds Registrable Securities representing at least 30% (after giving effect to such transfer) of the Registrable Securities held by the QEP at the Closing (after giving effect to the redemption of QEP's Units, (ii) Linn Energy is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (iii) each such transferee assumes in writing responsibility for its portion of the obligations of the Class Q Members under this Agreement. The rights granted to the Class Q Members by Linn Energy pursuant to Section 6.4 with respect to Registrable Securities may be transferred or assigned by the Class Q Members to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) Linn Energy is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of the Class Q Members under this Agreement. In no event shall Linn Energy be required to file a post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement for the benefit of such transferee(s) or assignee(s) unless such transferring Class Q Member notifies Linn Energy in writing that it will pay all of the additional Registration Expenses incurred by Linn Energy in connection with filing a post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement for the benefit of such transferee(s) or assignee(s); provided, however, that Linn Energy shall be entitled to delay any such filing as provided in Section 6.3(b) hereof.

ARTICLE 7
MISCELLANEOUS

        7.1    Communications.    All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

  (a)
  if to Linn Energy:

  Southmark Executive Suites
  Suite 100
  1700 North Highland Road
  Pittsburg, PA 15241
  Attention: Micael C. Linn

  (b)
  if to QEP II:

  777 Walker, Suite 2530
  Houston, TX 77002
  Attention: S. Wil VanLoh, Jr.

  With a copy to:

  2106 Vicksburg Avenue
  Lubbock, Texas 79407
  Attention: Toby R. Neugebauer

  (c)
  if to CEI:

  c/o Ninth Floor Corporation
  1 Rockefeller Plaza, 31st Floor
  New York, NY 10020
  Attention: Kevin Moore

  (d)
  if to KHI:

  c/o Terry Crikelair
  820 North Street
  Greenwich, CT 06831

  (e)
  if to WEP:

  c/o Daniel McCarthy
  1238 Commonwealth Avenue
  Newton, MA 02465

  (f)
  If to Linn, Keddie or Merriam:

  Southmark Executive Suites
  Suite 100
  1700 North Highland Road
  Pittsburg, PA 15241
  Attention: Michael C. Linn

        (g)   if to a transferee of any Existing Member, to such transferee at the address provided pursuant to Section 6.12 above.

        All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

        7.2    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent transferees of Registrable Securities to the extent permitted by Section 6.12 hereof.

        7.3    Limitation of Rights.    This Agreement shall not be construed to vest any rights under this Agreement to any individual or entity other than the Existing Members and the Existing Members do not intend for any portion of this Agreement to confer rights upon any Person other than the Existing Members.

        7.4    Assignment of Rights.    Except as provided in Section 6.12 of this Agreement, none of the rights and obligations of the Existing Members under this Agreement may be transferred or assigned by any Existing Member.

        7.5    Recapitalization, Exchanges, etc. Affecting the Units.    The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Linn Energy or any successor or assign of Linn Energy (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

        7.6    Specific Performance.    Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

        7.7    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

        7.8    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        7.9    Governing Law.    The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

        7.10    Severability of Provisions.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

        7.11    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        7.12    Amendment.    This Agreement may be amended only by means of a written amendment signed by all parties to this Agreement.

        7.13    No Presumption.    In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

        7.14    Payment of Expenses.    Linn Energy shall pay or reimburse the Existing Members, to the extent such costs have been incurred, for all reasonable third-party out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by them in connection with (i) negotiations leading to the execution of this Agreement, (ii) the review of the Registration Statement and all amendments thereto and (iii) the amendment and restatement of the Linn Energy LLC Agreement simultaneous with the Closing. Nothing set forth herein shall obligate Linn Energy to reimburse any Existing Member with respect to any other costs or expenses incurred with respect to its investment in Linn Energy or the Offering.

        [Signature page follows]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above set forth.

QUANTUM ENERGY PARTNERS II, LP
By:	Quantum Energy Management II, LP, its general partner
By:	Quantum Energy Management II, LLC, its general partner
By:	/s/ TOBY R. NEUGEBAUER Toby R. Neugebauer Vice-President
CLARK PARTNERS I, L.P.
By:	Ninth Floor Corporation, its general partner
By:	/s/ KEVIN MOORE Kevin Moore President
KINGS HIGHWAY INVESTMENT, LLC
By:	/s/ TERRY M. CRIKELAIR Terry M. Crikelair Co-Managing Member
WAUWINET ENERGY PARTNERS, LLC
By:	/s/ DANIEL M. MCCARTHY Daniel M. McCarthy Manager
/s/ MICHAEL C. LINN Michael C. Linn
/s/ ROLAND P. KEDDIE Roland P. Keddie
/s/ GERALD W. MERRIAM Gerald W. Merriam

ANNEX A

			S-1 (PRE SHOE FIGURES)			Additional Redemption		POST SHOE
	Residual Equity Value	Initial Redemption Amount
			Mkt. Value	Units	%	Amount	Units	Value	Units	%
Gross Proceeds		$110,200,000				$16,530,000
Underwriter Spread		$(7,714,000)				$(1,157,100)
Debt		$(35,000,000)
Expenses		$(2,000,000)
IPO Bonuses		$(900,000)
Initial Redemption Amount		$64,586,000				$15,372,900
Linn Redemption Amount		$(3,000,000)
Net Initial Redemption Amount		$61,586,000				$15,372,900
Public		$110,200,000	$110,200,000	5,510,000	34.3%	$16,530,000	826,500	$126,730,000	6,336,500	39.5%
QEP II, LP	$205,960,753	$(60,039,997)	$145,920,760	7,296,038	45.4%	$(16,115,040)	(805,752)	$129,805,720	6,490,286	40.4%
CP	$4,901,470	$(1,428,836)	$3,472,640	173,632	1.1%	$(383,500)	(19,175)	$3,089,140	154,457	1.0%
KHI	$303,888	$(88,587)	$215,300	10,765	0.1%	$(23,780)	(1,189)	$191,520	9,576	0.1%
WEP	$98,037	$(28,579)	$69,440	3,472	0.0%	$(7,680)	(384)	$61,760	3,088	0.0%
Mike Linn	$48,266,552	$(3,000,000)	$45,266,560	2,263,328	14.1%			$45,266,560	2,263,328	14.1%
Chip Keddie	$6,033,319	$0	$6,033,320	301,666	1.9%			$6,033,320	301,666	1.9%
Gerry Merriam	$6,033,319	$0	$6,033,320	301,666	1.9%			$6,033,320	301,666	1.9%
Sub-Total	$271,597,338	$45,614,000	$317,211,340	15,860,567	98.8%			$317,211,340	15,860,567	98.8%
Restricted Units	$0	$3,965,142	$3,965,140	198,257	1.2%			$3,965,140	198,257	1.2%
TOTAL	$271,597,338	$49,579,142	$321,176,480	16,058,824	100.0%			$321,176,480	16,058,824	100.0%

QuickLinks

  Exhibit 10.4
STAKEHOLDERS' AGREEMENT
PREAMBLE
ARTICLE 1 DEFINITIONS
ARTICLE 2 CONDITIONS TO EFFECTIVENESS
ARTICLE 3 OWNERSHIP OF EQUITY IN LINN ENERGY
ARTICLE 4 REDEMPTION OF UNITS
  (a) Initial Redemption Amount .
  (b) Additional Redemption Amount .
ARTICLE 5 COMPANY GOVERNANCE
ARTICLE 6 REGISTRATION RIGHTS
  (a) Shelf Registration .
  (b) Delay Rights .
  (a) Participation.
  (b) Priority of Piggyback Registration.
  (a) Shelf Registration.
  (b) General Procedures.
  (a) By Linn Energy.
  (b) By Each Class Q Member.
  (c) Notice.
  (d) Contribution.
  (e) Other Indemnification.
ARTICLE 7 MISCELLANEOUS
ANNEX A